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                                                                    EXHIBIT 11.1
                          POWERWAVE TECHNOLOGIES, INC.

          COMPUTATION OF PRO FORMA NET INCOME AND NET INCOME PER SHARE
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                                                               Three Months Ended                        Nine Months Ended
                                                    ----------------------------------------   -------------------------------------
EPS CALCULATION AS OF SEPTEMBER 29, 1996

Shares issued and outstanding......................                              8,998,650                                8,998,650
Preferred shares converted upon IPO................                              5,063,850                                5,063,850
                                                                               -----------                              -----------

Pro forma shares outstanding.......................                             14,062,500                               14,062,500
Weighted average options issued within one year
       of IPO......................................        982,500                                       982,500
Proceeds...........................................    $ 3,249,128                                   $ 3,249,128
Assumed buyback price..............................    $     11.50                                   $     11.50
                                                       -----------                                   -----------
Shares bought back.................................        282,533                                       282,533
Non-qualified tax benefit utilizing 41% tax rate...        286,986                                       286,986
Common equivalent shares...........................                                412,981                                  412,981
                                                                               -----------                              -----------

Total weighted average Common Shares...............                             14,475,481                               14,475,481
Net income at September 29, 1996...................                            $ 1,792,825                              $ 5,430,484
                                                                               -----------                              -----------

Pro forma net income per share.....................                            $      0.12                              $      0.37
                                                                               ===========                              ===========
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EPS CALCULATION AS OF SEPTEMBER 28, 1997
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
Shares issued and outstanding at June 29, 1997
       and December 29, 1996, respectively.............                           16,454,526                              15,862,497
Shares issued in Secondary Offering and IPO............     1,000,000                994,505              1,360,000          686,227
Shares issued under the Employee Stock Purchase Plan...        40,882                 26,955                 40,882            8,985
Options exercised during the period....................       207,119                173,042                439,148          156,666
                                                                                 -----------                             -----------
Weighted average shares outstanding....................                           17,649,028                              16,714,375
Weighted average options issued and outstanding
       during period ending September 28, 1997.........       786,864                                     1,032,554
Weighted Proceeds......................................    $4,760,264                                    $5,227,155
Assumed end of period buyback price....................    $    41.25                                    $   27.375
                                                           ----------                                    ----------

Shares bought back.....................................       116,028                                       223,194
Non-qualified tax benefit utilizing 37% tax rate.......       248,209                                       305,320
Weighted average common equivalent shares..............                              422,627                                 504,040
                                                                                 -----------                             -----------

Total weighted average common shares...................                           18,071,655                              17,218,415
Net income at September 28, 1997.......................                          $ 4,700,061                             $10,888,868
                                                                                 -----------                             -----------

Net income per share...................................                          $      0.26                             $      0.63
                                                                                 ===========                             ===========


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